                                                                    EXHIBIT 23.3


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 24, 1995 and April 1, 1995 related to the consolidated financial statements of Quest Medical, Inc. and subsidiaries and Neuromed, Inc. and subsidiaries, respectively, in the Registration Statement on Form SB-2 (Commission File No. 33-62991) and related Prospectus of Quest Medical, Inc. for the registration of 2,990,000 shares of its common stock.




                                        Ernst & Young LLP


Dallas, Texas

November 7, 1995